Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-204950 on Form F-1 of our report dated April 1, 2015 (May 8, 2015 as to the subsequent events described in Note 16) relating to the consolidated financial statements and financial statement schedule of Jupai Holdings Limited and its subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 15, 2015

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-204950 on Form F-1 of our report dated March 31, 2015 (May 8, 2015 as to the subsequent events described in Note 12) relating to the consolidated financial statements of Scepter Pacific Limited and its subsidiaries (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the basis of financial statement presentation), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

July 15, 2015